    As filed with the Securities and Exchange Commission on January 25, 2002
                          Registration No. 333- ______


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            SEVEN SEAS PETROLEUM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               Cayman Islands                              73-1468669
               --------------                              ----------
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                Identification Number)

                                 ---------------

                            SEVEN SEAS PETROLEUM INC.
                             LARRY A. RAY, PRESIDENT
                           5555 SAN FELIPE, SUITE 1700
                              HOUSTON, TEXAS 77056
                                 (713) 622-8218
 (Name, address, including zip code, and telephone number, including area code, of principal executive offices and agent for service)

                                 ---------------

                                   Copies to:
                              JERRY A. WARREN, ESQ.
                    MCAFEE & TAFT A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                       OKLAHOMA CITY, OKLAHOMA 73102-7103
                            TELEPHONE: (405) 552-2224
                            FACSIMILE: (405) 235-0439

                                 ---------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE



----------------------------------------------------------------------------------------------------------------------
                                                             Proposed Maximum    Proposed Maximum
   Title of Securities To be Registered      Amount to be     Offering Price    Aggregate Offering      Amount of
                                            Registered(1)       Per Share              Price         Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share,     12,619,500      $  1.782955(2)      $ 22,500,000.00      $ 2,070.00
issuable upon exercise of warrants
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share,     24,532,157      $  2.290(3)         $ 56,178,639.53      $ 5,168.43
for resale by certain security holders
----------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split or similar event.

(2) The Proposed Maximum Offering Price Per Share was based upon the exercise price of $1.782955 per share.

(3) Estimated pursuant to Rule 457 based upon the closing price of the common stock on January 22, 2002 as reported on the American Stock Exchange solely for purpose of computing the registration fee.

                                 ---------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

         The information in this preliminary prospectus is not complete and may be changed. We may not sell or distribute these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

-------------------------------------------------------------------------------------------------------------------

Prospectus                   Subject to Completion                          Dated January 25, 2002

                            SEVEN SEAS PETROLEUM INC.

                                37,151,657 Shares

                                  Common Stock


-------------------------------------------------------------------------------------------------------------------

         This prospectus relates to an aggregate of 37,151,657 shares of our common stock, $0.001 par value. Of these shares, 12,619,500 are issuable upon the exercise of warrants that accompanied our 12% Series A Senior Secured Notes issued on December 14, 2001. In connection with the sale of the warrants, we agreed to register the shares of common stock issuable upon exercise of the warrants. The exercise price for the warrants is $1.782955 per share. The warrants are immediately exercisable upon the effective date of the registration statement of which this prospectus is a part.

         Of the shares of common stock covered by this prospectus, 4,783,251 shares are shares of common stock currently held by Ramiiilaj A Limited Partnership, a company controlled by trusts of which Robert A. Hefner III, our Chairman and Chief Executive Officer is the current beneficiary. These shares are being registered for resale. See "Plan of Distribution." An additional 7,129,406 shares are being registered for resale on behalf of The GHK Company, LLC, a company managed by Mr. Hefner and controlled by Ramiiilaj A Limited Partnership. These 7,129,406 shares are issuable upon exercise of the Series A warrants held by The GHK Company, LLC. We will not receive the proceeds from the sale of any of the shares held by these entities.

         The remaining 12,619,500 shares of common stock covered by this prospectus are being registered for resale by Chesapeake Energy Corporation pursuant to a registration rights agreement. Chesapeake currently owns warrants exercisable for 12,619,500 shares of our common stock. Upon the effective date of the registration statement relating to this prospectus, the 12,619,500 shares issuable upon exercise of the Chesapeake warrants will be immediately available for resale by Chesapeake.

         Shares of our common stock are quoted on the American Stock Exchange under the symbol "SEV." The last reported sale price of the common stock on January 22, 2002 was $2.290 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 TO READ ABOUT SOME OF THE RISK FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON STOCK.

                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


--------------------------------------------------------------------------------

         You should rely only on the information incorporated by reference or provided in this prospectus or a prospectus supplement or amendment. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or a prospectus supplement or amendment is accurate as of any date other than the date on the front of the documents.

                                 ---------------

                                TABLE OF CONTENTS

Incorporation of Certain Documents by Reference...................................................................i
Summary...........................................................................................................1
Risk Factors......................................................................................................2
Use of Proceeds...................................................................................................7
Dividend Policy...................................................................................................7
Determination of Offering Price...................................................................................7
Material Changes..................................................................................................7
Description of Our Common Stock...................................................................................8
Selling Security Holders..........................................................................................8
Plan of Distribution..............................................................................................9
Independent Public Accountants....................................................................................9
Petroleum Engineers...............................................................................................9
Legal Matters.....................................................................................................9
Transfer Agent and Registrar.....................................................................................10
Where You Can Find More Information..............................................................................10
Disclosure Regarding Forward-Looking Statements..................................................................10



--------------------------------------------------------------------------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         o        our Annual Report on Form 10-K for the year ended December 31,
                  2000

         o all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2000, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and our current Reports on Form 8-K filed on January 31, 2001, July 11, 2001 (as amended on Form 8-K/A filed on July 18,
                  2001) and January 22, 2002

         o the description of our common stock contained in Item 11 of our registration statement on Form 10-12G declared effective by the SEC on June 29, 1999, including any amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, upon writing or telephoning us at the following:

                            Seven Seas Petroleum Inc.
                            5555 San Felipe, Suite 1700
                            Houston, Texas 77056
                            Attn: Mr. Bryan Sanchez, Investor Relations
                            Telephone: (713) 622-8218

         We are also incorporating by reference all documents filed with the SEC by us pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to termination of the offering made hereby. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.


--------------------------------------------------------------------------------

                                     SUMMARY

         Because this is a summary, it may not contain all the information that may be important to you. You should read this entire prospectus before making an investment decision. Unless the context otherwise requires, when we use the terms "we," "our" and "us" in this prospectus, we refer to Seven Seas Petroleum Inc. and our subsidiaries.

                            SEVEN SEAS PETROLEUM INC.

OVERVIEW AND HISTORY

         Seven Seas Petroleum Inc. is an independent oil and gas company engaged in the exploration and development of oil and gas properties located in Colombia, South America. Our principal asset is our 57.7% working interest in the Dindal and Rio Seco association contracts that cover the Guaduas Oil Field. As the operator of the field, we exercise direct supervision over all field operations, including drilling and production. The other interest owners are Cimarrona LLC (9.4%) and Sociedad International Petrolera S.A., known as Sipetrol, the international exploration and production subsidiary of the Chilean national oil company (32.9%). Together, the interest owners are known as the "associates." As of December 31, 2000, Ryder Scott Company Petroleum Consultants estimated that our net proved oil reserves attributable to the delineation of 12,821 acres of the Guaduas Oil Field were 48.0 million barrels with a net present value (discounted continually over the expected life of the production at 10% per annum) of $394.1 million. The Guaduas Oil Field was discovered by current management in 1996. We increased our interest in the Dindal and Rio Seco association contracts from an initial 15% interest to our current 57.7% interest through a series of acquisitions in 1996 and 1997. In July 2001, we completed a pipeline that connects the Guaduas Oil Field to international oil markets via Colombia's existing pipeline infrastructure. The Guaduas Oil Field is currently producing approximately 11,000 barrels of oil per day (approximately 5,000 barrels of oil per day net to us), and we expect this production to increase to between 18,000 and 25,000 barrels of oil per day after we have drilled another five development wells.

         We also have working interests in three other association contracts in Colombia - Deep Dindal, Cristales, and Rosablanca. In February 2001, we acquired a 100% working interest (subject to an obligation to assign certain interests to our Guaduas Oil Field partners in the future) in the Deep Dindal association contract. The Deep Dindal association contract originated from the Dindal association contract and covers the Subthrust Dindal Prospect that is located below the Guaduas Oil Field. We are currently drilling the Escuela 2 exploration well to test the Subthrust Dindal Prospect. Also in February 2001, we acquired a 100% interest in the Cristales association contract that covers approximately 200,000 gross contiguous acres located immediately east of the Guaduas Oil Field and the Subthrust Dindal Prospect. Additionally, we have a 100% interest in the Rosablanca association contract that covers approximately 242,500 gross contiguous acres in Colombia's northern Middle Magdalena Valley. We plan to drill an exploration well to test the Aquachica Prospect located within the Rosablanca contract area as soon as we receive a required environmental permit.

         Seven Seas Petroleum Inc. was incorporated under British Columbia, Canada law on February 3, 1995. On June 29, 1995, we amalgamated with Rusty Lake Resources Inc. Rusty Lake was formed January 31, 1993, under Ontario, Canada law, when Lithium Corporation of Canada, Limited joined Stockgold Resources Inc. We continued as a Yukon Territory, Canada corporation in August 1996. In March 2001, we continued as a Cayman Islands exempted company limited by shares. See "Risks Related to our Business -- We have a limited operating history" and "-- We have historical operating losses."


--------------------------------------------------------------------------------

                                  RISK FACTORS

         Various risks are associated with an investment in our common stock. You should carefully consider the following risk factors relating to our securities and our business.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         In making your investment decision, you should consider carefully the following risk factors. This document includes "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding our financial position, estimated quantities of reserves, business strategy and plans and objectives for future operations. Forward-looking statements generally are accompanied by words such as "anticipate," "believe," "estimate," "project," "potential" or "expect" or similar statements. Although we believe that the expectations reflected in any forward-looking statements are reasonable, no assurance can be given that our expectations will prove correct. Factors that could cause our results to differ materially from the results discussed in the forward-looking statements are discussed in "Risk Factors" and other sections of this document. All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph.

RISKS RELATED TO EXERCISE OF WARRANTS

SHAREHOLDERS WHO DO NOT EXERCISE THEIR WARRANTS MAY SUFFER SUBSTANTIAL DILUTION IN OWNERSHIP INTEREST AND VOTING POWER.

         Each of the Series A warrants is exercisable for 56.08667 shares of our common stock. Chesapeake Energy Corporation owns warrants that are exercisable for 12,619,500 shares of our common stock, which, if exercised, will account for 20% of our common stock, calculated after exercise of Chesapeake warrants and the Series A warrants. If you are a shareholder and choose not to exercise your warrants, and if other warrantholders exercise their warrants for common stock, your relative ownership interest in Seven Seas will be diluted.

         If warrantholders exercise their warrants to purchase our common stock, they will receive common stock that has full voting rights. If you are a shareholder and choose not to exercise your warrants and other warrantholders elect to exercise their warrants, your voting power will be diluted.

RISKS RELATED TO OUR SECURITIES

OUR ABILITY TO INCUR ADDITIONAL SECURED AND UNSECURED INDEBTEDNESS IS LIMITED BY OUR AGREEMENT WITH CHESAPEAKE ENERGY CORPORATION.

         An agreement with Chesapeake relating to its purchase of $22.5 million of senior secured notes generally prohibits us and our subsidiaries from incurring more than $1.0 million of indebtedness, other than unsecured trade debt.

WE PLEDGED ALL OF OUR SUBSIDIARIES' SHARES TO CHESAPEAKE, AS COLLATERAL AGENT, AND ALSO GRANTED A SECURITY INTEREST IN OUR ASSETS.

         We secured payment of our outstanding Chesapeake notes and Series A notes by pledging to Chesapeake, as collateral agent, all of our subsidiaries' capital stock and all related dividends and distributions, proceeds and products. We also granted to Chesapeake, as collateral agent, a lien, security interest and pledge of certain of our assets, including, but not limited to our accounts, equipment, general intangibles, inventory, goods and contracts, additional properties and all related proceeds and products.

CHESAPEAKE HAS A SUBSTANTIAL INTEREST IN SEVEN SEAS AND MAY BE INFLUENTIAL IN OUR FUTURE.

         Because Chesapeake has a substantial interest in Seven Seas and may designate two of its executive officers as members of our board of directors, it could influence our activities and our management decisions. Chesapeake has warrants to purchase 12,619,500 shares of our common stock for approximately $1.78 per share. Chesapeake also is entitled to purchase up to 20% of any securities we offer in a private placement, and up to 5% of any securities we offer in a public offering.

THE 12,619,500 SHARES OF COMMON STOCK ISSUABLE TO CHESAPEAKE MAY BE SOLD IN THE OPEN MARKET IMMEDIATELY UPON EXERCISE OF THE WARRANTS.

         Chesapeake's warrants to purchase 12,619,500 shares of our common stock are immediately exercisable for approximately $1.78 per share. Upon the effective date of the registration statement of which this prospectus is a part, the shares issuable to Chesapeake upon exercise of its warrants may be immediately re-sold into the public market. The availability of such a large number of shares in the market may adversely affect the price of our stock.

THE RESTRICTIVE COVENANTS IN OUR DEBT INSTRUMENTS MAY LIMIT OUR OPERATING FLEXIBILITY. IF WE FAIL TO COMPLY WITH THESE COVENANTS, OUR LENDERS COULD DECLARE A DEFAULT UNDER OUR INDEBTEDNESS EVEN THOUGH WE MAY BE ABLE TO MEET OUR DEBT SERVICE OBLIGATIONS.

         The instruments governing our indebtedness impose significant operating and financial restrictions on us. These restrictions significantly limit, among other things, our ability to incur additional indebtedness, pay dividends, repay junior indebtedness, sell assets, make investments, engage in transactions with affiliates, create liens and engage in mergers or acquisitions. Substantially all of our assets are subject to liens securing our Chesapeake note and Series A notes. These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise take advantage of business opportunities that may arise. If we fail to comply with these restrictions, the noteholders could declare a default under the terms of the relevant indebtedness even though we are able to meet debt service obligations and, because our indebtedness has cross-default and cross-acceleration provisions, could cause all of our debt to become immediately due and payable. As a result, any event of default could have a material adverse effect on our business and financial condition,

WE MAY BE REQUIRED TO MAKE AN OFFER TO REPURCHASE ALL OF OUR OUTSTANDING NOTES UPON A CHANGE OF CONTROL OR UPON RECEIPT OF EXCESS PROCEEDS FROM AN ASSET SALE.

         If a change of control under the indentures for all of our outstanding notes occurs, we will be required to make an offer to purchase all the outstanding notes at a price equal to 100% of the principal amount of our outstanding notes, together with any accrued and unpaid interest and additional amounts, if any, to the date of repurchase. In such a situation we may not have sufficient funds to pay for all of the notes that are tendered under the offer to purchase. If a significant amount of notes are tendered, we will almost certainly have to obtain financing to pay for the tendered notes; however, we may be unable to obtain such financing on acceptable terms, if at all. In addition, the Chesapeake note restricts our ability to repurchase our other notes, including the repurchase of notes pursuant to a change of control offer or upon receipt of excess proceeds from an asset sale. Our failure to repay holders tendering notes upon a change of control or upon receipt of excess proceeds from an asset sale will result in an event of default under the notes. A change of control, or an event of default under the notes, may also result in an event of default under our other indebtedness, which may result in the acceleration of that indebtedness, requiring us to repay that indebtedness immediately. Any indebtedness we incur in the future may also prohibit certain events or transactions that would constitute a change of control under the indenture governing the notes. The definition of a change of control in the indenture includes a sale, lease, conveyance or transfer of "all or substantially all" of our assets. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the notes to require us to repurchase the notes as a result of a sale, lease, conveyance or transfer of all or substantially all of our assets may be uncertain.

WE ARE A HOLDING COMPANY THAT IS DEPENDENT ON CASH FLOWS FROM OUR SUBSIDIARIES. WE CANNOT ASSURE YOU THAT OUR SUBSIDIARIES WILL BE ABLE TO DISBURSE FUNDS TO US TO PAY ANY AMOUNTS DUE UNDER THE NOTES.

         We are a holding company with no direct operations and no significant assets other than the stock of our subsidiaries. We depend on the cash flows of our subsidiaries to meet our obligations, including our obligations to pay interest and principal on our outstanding notes. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due with respect to the notes or to make any funds available to us. As a result, if any of our subsidiaries liquidate their assets, our right to any of the proceeds and the consequent right of the holders of the notes to participate in the distribution or realize proceeds from those assets will be effectively subordinated to the claims of the creditors of the subsidiary, including trade creditors and holders of indebtedness of the subsidiary. Unless a bankruptcy court were to subordinate our claim, we will not be subordinated to such creditors if we are a creditor of such subsidiary, although our claims would still be effectively subordinated to any security interest in the assets of such subsidiary senior to any security interest held by us.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY.

         We commenced our operations in 1995 and have only a limited operating history. Accordingly, we have limited historical financial and operating information upon which to base an evaluation of our performance. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered by companies in the early stages of development.

WE HAVE HISTORICAL OPERATING LOSSES.

         Since the date of our inception through September 30, 2001, we have incurred cumulative losses of $118 million. Our only production, as of September 30, 2001, has been our share of the approximately 2.5 million barrels of oil (1.2 million net to us) produced by the Guaduas Oil Field. Therefore, estimates of proved reserves and the level of future production attributable to such reserves are difficult to determine. We cannot assure you of the volume of recoverable reserves. Our business will continue to require substantial expenditures. We cannot be certain that we will achieve or sustain profitability from operating activities in the future.

WE HAVE SUBSTANTIAL INDEBTEDNESS AND MAY NOT HAVE ENOUGH REVENUES TO PAY OUR DEBTS.

         As of the date of this prospectus, we had $110 million of 12 1/2% senior subordinated notes due May 15, 2005 and $45 million of 12% senior secured notes due November 7, 2004. Under certain circumstances, we may, or our subsidiaries may, become further indebted. This much debt could pose substantial risks to our business. The indebtedness may require us to use available funds for payment of principal and interest instead of further developing our properties. The debt could also inhibit our ability to raise additional capital. It is possible that we will not have enough cash flow from our operations to pay the principal and interest on our debt.

OIL AND GAS PRICES WILL IMPACT OUR COMPANY.

         The market prices for oil and natural gas historically have been volatile and are likely to continue to be volatile in the future. Oil and natural gas prices may fluctuate in response to relatively minor changes in supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors that are beyond our control. Decreases in oil and natural gas prices will adversely affect our future revenues, results of operations and cash flows. Additionally, decreases in oil and natural gas prices may impede our ability to raise additional capital.

WE HAVE NOT HAD ANY SIGNIFICANT INCOME-PRODUCING PROPERTY UNTIL RECENTLY.

         We did not have any significant income-producing property until we began trucking production in August 2000. We are currently selling our share of approximately 11,000 barrels of oil per day (5,000 barrels per day net to us) through a pipeline that we completed in July 2001. Some of our assets are in the early stages of exploration and development. Since the date of our inception through September 30, 2001, we have incurred cumulative losses of $118 million. Because we continue to explore and develop, we expect to continue to incur losses until production from the Guaduas Oil Field occurs in quantities sufficient to cover operating expenses. Assuming we can borrow at an acceptable rate, the amount of our debt could continue to increase until production increases enough to cover our operating expenses.

ANY CASH FLOW WE GENERATE MAY BE USED TO PAY OUR EXISTING DEBTS AND WE MAY NOT HAVE THE CASH FLOW WE NEED FOR OTHER PURPOSES.

         Any cash flow generated from our operations will likely be used to pay our debt. As a result, we may not have the cash flow available for other purposes. Additionally, our debt may affect our ability to finance our future operations and capital needs.

WE ARE DEPENDENT ON PRODUCTION FACILITIES AND PIPELINES TO MARKET OUR OIL PRODUCTION.

         We cannot market our full production capacity without proper production facilities and pipelines, including gathering systems, adequate storage facilities, separation and re-injection facilities. If these facilities are not available for reasons of malfunction, sabotage or some other unforeseen event, we could have to shut in producing wells, thereby reducing our oil and sales revenues. Certain pipelines in Colombia have had a history of sabotage that has resulted in oil and gas companies having to shut in production for extended periods of time.

COLOMBIAN ENVIRONMENTAL LAWS HAVE DELAYED OUR OPERATION IN THE PAST AND MAY DO SO AGAIN IN THE FUTURE.

         Colombian environmental laws require us to get an environmental permit or approval before we conduct seismic operations, drill wells or construct pipelines. Our operations have been delayed in the past while we tried to get environmental permits. Our operations could be delayed again for the same reason. Failure to get the necessary licenses and permits may also prevent us from obtaining alternative financing.

POLITICAL AND ECONOMIC UNCERTAINTY IN COLOMBIA COULD WORSEN AT ANY TIME AND OUR OPERATIONS COULD BE DELAYED OR DISCONTINUED.

         Our business is subject to political and economic risks, including:

         o loss of revenue, property and equipment as a result of unforeseen events like expropriation, nationalization, war and insurrection;

         o risks of increases in import, export and transportation regulations and tariffs, taxes and governmental royalties;

         o    renegotiation of contracts with governmental entities;

         o changes in laws and policies governing operations of foreign-based companies in Colombia;

         o exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over international operations;

         o laws and policies of the United States affecting foreign trade, taxation and investment; and

         o the possibility of being subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.

         In early 2001, we experienced an incident of guerrilla activity at one of our well locations; however, our operations were not materially disrupted by such activity. We do not know how guerrilla activity will affect us in the future, or what steps, if any, the Colombian government may take in response to guerrilla activities.

IF WE DO NOT SATISFY THE WORK REQUIREMENTS OF OUR ASSOCIATION CONTRACTS, THE COLOMBIAN GOVERNMENT MAY TERMINATE ALL OR PART OF THE CONTRACTS.

         Our Colombian association contracts have certain work requirements. We may not be able to satisfy our contractual obligations. If we do not comply with the work requirements of the association contracts, or successfully renegotiate the terms, Ecopetrol may terminate all or part of one or more of our contracts.

THE U.S. HAS IMPOSED IN THE PAST, AND MAY IMPOSE IN THE FUTURE, ECONOMIC AND TRADE SANCTIONS AGAINST COLOMBIA.

         The United States has imposed economic and trade sanctions against Colombia in the past, and may impose sanctions against Colombia in the future. Every year, the president of the United States reviews designated foreign countries for certification, including Colombia, and decides whether those countries have cooperated with the United States to prevent drug trafficking. In 1995, 1996, 1997 and 1998, the president found that Colombia had not taken sufficient steps to prevent drug trafficking and denied certification. As a result of Colombia's failure to receive U.S. certification, the U.S. imposed the following sanctions:

         o    withholding all bilateral economic assistance;

         o blocking loans from the Export-Import Bank of the United States and the Overseas Private Investment Corporation; and

         o voting against multilateral assistance to Colombia in the World Bank and the InterAmerican Development Bank.

         Although Colombia received certification in February 1999, March 2000, and February 2001, if the United States imposes sanctions against Colombia again, we may not be able to get the financing we need to develop our Colombian properties. Sanctions by the United States could also cause Colombia to retaliate against us by nationalizing our Colombian assets.

OUR OPERATIONS ARE CONCENTRATED IN COLOMBIA.

         Our oil and gas properties are concentrated in Colombia. All of our proved reserves are attributable to the Guaduas Oil Field, which is located in Colombia. If our operations in Colombia were adversely affected, we would experience a material adverse effect.

                                 USE OF PROCEEDS

         We will not receive any proceeds (i) from the sale of the 4,783,251 shares of common stock by Ramiiilaj A Limited Partnership, (ii) from the resale of the 7,129,406 shares that The GHK Company, LLC will own upon exercise of its warrants , or (iii) from the resale of the 12,619,500 shares of common stock that Chesapeake will own upon exercise of its warrants.

         The amount of proceeds we will receive from the remaining 12,619,500 shares covered by this prospectus depends on the number of Series A warrants exercised. If all of the Series A warrants are exercised, our gross proceeds will be $22,500,000. If Chesapeake exercises all of its warrants, we could receive gross proceeds of up to $22,500,000.

         We estimate that our expenses for registering these shares will be approximately $55,000.

         We intend to use the net proceeds received upon exercise of the Series A warrants for general working capital purposes.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends on our capital stock since its inception and do not expect to pay any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of its business.

                         DETERMINATION OF OFFERING PRICE

         The exercise price of the Series A warrants was determined during negotiations with Chesapeake for its purchase of senior secured notes and warrants in July 2001.

         The offering price of the shares of common stock available for resale by Mr. Hefner and Chesapeake will be determined by the market price at the time of sale.

                                MATERIAL CHANGES

         In November 2001, we completed drilling and testing of the Tres Pasos 16 exploration well to test the west-side of the Guaduas Oil Field. Information we obtained from drilling and electric logs indicated that the well did not encounter the productive portion of the Cimarrona formation of the Guaduas Oil Field.

         In early December 2001, we commenced drilling of the Escuela 2 exploration well to test the Subthrust Dindal Prospect located below the Guaduas Oil Field.

         On December 14, 2001, we closed a rights offering to shareholders of Series A senior secured notes with warrants. Shareholders purchased approximately $2 million of Series A senior secured notes with warrants to purchase approximately 1.1 million shares at an exercise price of $1.78. We used the rights offering proceeds to redeem approximately $2 million of the Series B senior secured notes that we issued in July 2001. The remaining $20.5 million of Series B notes were exchanged for a like amount of Series A notes with warrants to purchase approximately 11.5 million shares of our common stock at an exercise price of $1.78.

         In early January 2002, we completed our fourth development well, the Tres Pasos 6-N, of the Guaduas Oil Field. The well is producing approximately 3,000 barrels per day, increasing Guaduas Oil Field gross production to approximately 11,000 barrels per day (5,000 barrels per day net to us).

                         DESCRIPTION OF OUR COMMON STOCK

         We are authorized to issue 200,000,000 shares of our stock, 150,000,000 shares of which have been designated as common stock, par value $0.001. The remaining 50,000,000 shares, which have not been designated, may be designated as a separate class or series of stock with such rights and preferences as may be determined at the discretion of our board of directors.

         All of our outstanding shares of common stock are fully paid and non-assessable. Each share of our common stock entitles the holder to one vote with respect to matters that are required by law to be submitted to shareholders, including electing directors.

         Our common stock holders may share pro rata in any dividends that are declared by the board of directors. In the event of liquidation, all of our assets that are available to be distributed after satisfying prior rights may be distributed pro rata among the common stock holders according to their holdings. The rights of our common stock holders may be subject to the rights of any preferred stock holders if our undesignated shares are designated as preferred stock.

         The shares of our stock that are authorized but not designated or issued could be used to dilute the ownership of a person attempting to cause a change of control. This makes it possible for us to defeat a potential takeover attempt, which, if shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, we could issue the preferred shares with voting and conversion rights and preferences. This could adversely affect the voting power and other rights of our common stock holders.

                            SELLING SECURITY HOLDERS

         Of the shares of common stock covered by this prospectus, 4,783,251 shares are currently owned, and may be offered for resale, from time to time, by Ramiiilaj A Limited Partnership, a company controlled by trusts of which Robert
A. Hefner III, our Chairman and Chief Executive Officer is the current beneficiary. An additional 7,129,406 shares registered for resale by The GHK Company, LLC, a company managed by Mr. Hefner and controlled by Ramiiilaj A Limited Partnership, may be offered and sold at any time after the Series A warrants issued to The GHK Company, LLC are exercised.

         Prior to the sale of any portion of the shares owned by entities affiliated with Mr. Hefner and covered by this prospectus and assuming exercise of all the warrants and exercisable options held by him and entities affiliated with him, Mr. Hefner and entities affiliated with him would own 13,379,531 shares (28.80%) of our common stock. If all of the 11,912,657 shares are sold, Mr. Hefner or entities affiliated with him will own 1,466,874 shares (3.16%) of our common stock.

         The 12,619,500 shares of common stock issuable to Chesapeake may be offered for resale, from time to time, immediately upon exercise of the warrants we issued to Chesapeake. Prior to the exercise of its warrants, Chesapeake does not own any shares of our common stock. If Chesapeake were to exercise its warrants to purchase 12,619,500 shares of our common stock before the exercise of any employee or director options or Series A warrants, it would own 25.00% of our common stock.


--------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

         The Series A warrants were issued in connection with a rights offering in which we issued warrants to purchase 12,619,500 shares of our common stock. The Master Warrant Agreement pursuant to which the Series A warrants were issued required us to file the registration statement of which this prospectus is a part so that the Series A warrants could be exercised. The Series A warrants are immediately exercisable upon the effective date of the registration statement. The shares of common stock issued upon exercise of the Series A warrants will be freely tradable, except that sales by our affiliates, other than Ramiiilaj A Limited Partnership and The GHK Company, LLC, will be subject to Rule 144 of the Securities Act. The 7,129,406 shares issuable upon exercise of The GHK Company, LLC's Series A warrants will be immediately tradable upon exercise of its warrants.

         The 4,783,251 shares of common stock currently held by Ramiiilaj A Limited Partnership will be immediately tradable upon the effective date of the registration statement of which this prospectus is a part, subject to restrictions on trading while in possession of material, non-public information. We anticipate that Ramiiilaj A Limited Partnership will sell 1,000,000 shares of the common stock that it currently owns pursuant to a sales plan adopted by Ramiiilaj A Limited Partnership, under Rule 10b5-1 of the Securities Exchange Act of 1934. Pursuant to Rule 10b5-1, Ramiiilaj A Limited Partnership may adopt a written sales plan at a time when it is not in possession of material, non-public information. Upon Ramiiilaj A Limited Partnership establishing a 10b5-1 sales plan, a broker will have sole discretion over the sale of the shares of our common stock subject to the plan. In this manner, shares held by Ramiiilaj A Limited Partnership can be sold in accordance with the 10b5-1 plan, regardless of any subsequent non-public information Ramiiilaj A Limited Partnership or Mr. Hefner receives. We expect Ramiiilaj A Limited Partnership to structure the 10b5-1 plan in such a way that the shares subject to the plan will be sold only if the price of our common stock satisfies certain pre-determined thresholds.

         Upon exercise of its warrants, Chesapeake may immediately sell 100% of the 12,619,500 shares of common stock that are covered by this prospectus.

         We do not know if or when the Series A warrants or the warrants held by Chesapeake will be exercised. We also do not know whether any of the shares acquired upon exercise will be sold. To our knowledge, Ramiiilaj A Limited Partnership, The GHK Company, LLC, or Chesapeake do not have any plans, arrangements or understandings with any underwriter, broker-dealer or agent (other than the 10b5-1 plan discussed above) regarding the sale of their common stock covered by this prospectus.


--------------------------------------------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The consolidated financial statements as of December 31, 2000 and 1999, and for each of the three years ended December 31, 2000, and for the period from inception (February 3, 1995) to December 31, 2000, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants.

                               PETROLEUM ENGINEERS

         Information relating to the estimated proved reserves of oil and natural gas and the related estimates of future net revenues and present values thereof as of December 31, 2000, included in this prospectus and in the notes to the financial statements of Seven Seas incorporated by reference herein have been prepared by Ryder Scott Company Petroleum Consultants, independent engineers.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon by Walkers, Attorneys-at-Law, Grand Cayman, Cayman Islands.

                          TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Computershare Trust Company of Canada.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and 500 West Madison 14th Floor, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the World Wide Web site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning Seven Seas at the offices of the American Stock Exchange on which exchange our common stock is currently listed.

         We have filed a registration statement on Form S-3 with the SEC to register the securities offered hereby. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits thereto.

         We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The date of this prospectus can be found on the first page. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         From time to time, we may make certain statements that provide shareholders and the investing public with "forward-looking" information. These forward-looking statements are subject to numerous risks and uncertainties, including those identified in "Risk Factors" and the factors discussed elsewhere in this prospectus and our other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities. Words such as "anticipate," "assume," "believe," "estimate," "expect," "intend," "plan," "project" and similar expressions are intended to identify forward-looking statements.

         These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Forward looking statements may include, but are not limited to, statements concerning any or all of the following:

o estimates of current and future results of operations, financial position and reserves;

         o    the timing and commencement of wells and development plans;

         o    drilling results as indicated by log analysis;

         o    future capacity under our credit arrangements;

         o    future capital expenditures; and

         o    liquidity requirements.

         We caution you not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the Securities being registered. All amounts indicated are estimates (other than the registration fee):

            Registration fee                                    $ 7,238.43
            Accounting fees and expenses                          6,000.00
            Printing and engraving                                2,000.00
            Warrant agent's fees and expenses                     4,000.00
            Legal fees and expenses of the registrant            35,000.00
            Miscellaneous                                         1,000.00
                                                                  --------
                    Total                                       $55,238.43


--------------------------------------------------------------------------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.03 of Seven Seas' Articles of Association provides the following:

         "Subject to the Companies Law of the Cayman Islands, the Company shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or such body corporate, if:

         (a) he acted honestly and in good faith with a view to the best interests of the Company; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling Seven Seas pursuant to the foregoing provisions, Seven Seas has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

         (a) Exhibits:


                 EXHIBIT                        DESCRIPTION
                 NUMBER

                    (4) INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

                        (A) Indenture dated as of May 7, 1998 Between Seven Seas Petroleum Inc., a Yukon Territory, Canada corporation, and The Bank of Nova Scotia Trust Company of New York, as Trustee, incorporated by reference to Exhibit 4(A) to Registration Statement on Form S-4 filed on July 2, 1998 (File No. 333-58499)

                        (B) Registration Rights Agreement dated as of May 7, 1998 among Seven Seas Petroleum Inc., a Yukon Territory, Canada corporation, and the Initial Purchasers, incorporated by reference to Exhibit 4(B) to Registration Statement on Form S-4 filed on July 2, 1998 (File No. 333-58499)

                        (C) Collateral Pledge and Security Agreement dated as of May 7, 1998 Between Seven Seas Petroleum Inc., a Yukon Territory, Canada corporation, and The Bank of Nova Scotia Trust Company of New York, as Trustee, incorporated by reference to Exhibit 4(C) to Registration Statement on Form S-4 filed on July 2, 1998 (File No. 333-58499)

                        (D) Promissory Note dated July 23, 2001 from Seven Seas Petroleum Inc. to Chesapeake Energy Corporation in the amount of $22,500,000.00, incorporated by reference to Exhibit 4(A) to quarterly report on Form 10-Q filed August 14, 2001 (File No. 001-13771)

                        (E) Amended and Restated Warrant No. 1 dated July 23, 2001 granted to Chesapeake Energy Corporation by Seven Seas Petroleum Inc., incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (F) Shareholder's Rights Agreement dated July 23, 2001 between Chesapeake Energy Corporation and Seven Seas Petroleum Inc., incorporated by reference to Exhibit 4(C) to quarterly report on Form 10-Q filed August 14, 2001 (File No. 001-13771)

                        (G) Registration Rights Agreement dated July 23, 2001 between Seven Seas Petroleum Inc. and

                                  Chesapeake Energy Corporation, incorporated by reference to Exhibit 4(D) to quarterly report on Form 10-Q filed August 14, 2001 (File No. 001-13771)

                        (H) Amended and Restated Indenture dated as of July 23, 2001 and amended and restated as of September 25, 2001 between Seven Seas Petroleum Inc. and U.S. Trust Company of Texas, N.A., incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (I) Amended Form of Master Warrant Agreement (including Form of Warrant Certificate) between Seven Seas Petroleum Inc. and U.S. Trust Company of Texas, N.A., as Warrant Agent, incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (J) Form of Subscription Certificate and instructions relating thereto, incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (K) Form of Subscription Certificate for Contingent Subscription Right and instructions relating thereto, incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (L) Description of Capital Stock, incorporated by reference to current report on Form 8-K filed January 22, 2002

                    (5)           LEGAL OPINIONS

                        (A)* Opinion of Walkers as to legality of securities being registered

                (23)              CONSENT OF EXPERTS AND COUNSEL

                        (A)*      Consent of Arthur Andersen LLP

                        (B)*      Consent of Walkers

                        (C)*      Consent of Ryder Scott Company Petroleum
                                  Consultants

                (24)*             Power of Attorney (included on Signature Page)

*  Filed herewith.

         (b) No Financial Statements Schedules are filed a part of this Registration Statement.

--------------------------------------------------------------------------------

ITEM 17.  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4.       The undersigned registrant hereby undertakes that:

         (a) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 23, 2002.

                           SEVEN SEAS PETROLEUM INC.

                           By: Ronald A. Lefaive

                           /s/ Ronald A. Lefaive
                           --------------------------------------
                           Ronald A. Lefaive, Vice President - Finance
                           and Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert A. Hefner, Larry A. Ray and Ronald A. Lefaive, and each of them individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, on January 23, 2002 this Registration Statement has been signed by the following persons in the capacities indicated:


               SIGNATURE                                              TITLE
               ---------                                              -----
/s/ Robert A. Hefner III                          Chairman, Chief Executive Officer, and Director
-----------------------------------------
Robert A. Hefner IIII

/s/ Larry A. Ray                                  President, Chief Operating Officer, and Director
-----------------------------------------
Larry A. Ray

/s/ Ronald A. Lefaive                             Vice President - Finance, Chief Financial Officer, and Secretary
-----------------------------------------
Ronald A. Lefaive

/s/ R. Randolph Devening                          Director
-----------------------------------------
R. Randolph Devening

/s/ Brian F. Egolf                                Director
-----------------------------------------
Brian F. Egolf

/s/ Gary F. Fuller                                Director
-----------------------------------------
Gary F. Fuller

/s/ Dr. James R. Schlesinger                      Director
-----------------------------------------
Dr. James R. Schlesinger

                                INDEX TO EXHIBITS





                 EXHIBIT                        DESCRIPTION
                 NUMBER

                    (4) INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

                        (A) Indenture dated as of May 7, 1998 Between Seven Seas Petroleum Inc., a Yukon Territory, Canada corporation, and The Bank of Nova Scotia Trust Company of New York, as Trustee, incorporated by reference to Exhibit 4(A) to Registration Statement on Form S-4 filed on July 2, 1998 (File No. 333-58499)

                        (B) Registration Rights Agreement dated as of May 7, 1998 among Seven Seas Petroleum Inc., a Yukon Territory, Canada corporation, and the Initial Purchasers, incorporated by reference to Exhibit 4(B) to Registration Statement on Form S-4 filed on July 2, 1998 (File No. 333-58499)

                        (C) Collateral Pledge and Security Agreement dated as of May 7, 1998 Between Seven Seas Petroleum Inc., a Yukon Territory, Canada corporation, and The Bank of Nova Scotia Trust Company of New York, as Trustee, incorporated by reference to Exhibit 4(C) to Registration Statement on Form S-4 filed on July 2, 1998 (File No. 333-58499)

                        (D) Promissory Note dated July 23, 2001 from Seven Seas Petroleum Inc. to Chesapeake Energy Corporation in the amount of $22,500,000.00, incorporated by reference to Exhibit 4(A) to quarterly report on Form 10-Q filed August 14, 2001 (File No. 001-13771)

                        (E) Amended and Restated Warrant No. 1 dated July 23, 2001 granted to Chesapeake Energy Corporation by Seven Seas Petroleum Inc., incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (F) Shareholder's Rights Agreement dated July 23, 2001 between Chesapeake Energy Corporation and Seven Seas Petroleum Inc., incorporated by reference to Exhibit 4(C) to quarterly report on Form 10-Q filed August 14, 2001 (File No. 001-13771)

                        (G) Registration Rights Agreement dated July 23, 2001 between Seven Seas Petroleum Inc. and Chesapeake Energy Corporation, incorporated by reference to Exhibit 4(D) to quarterly report on Form 10-Q filed August 14, 2001 (File No. 001-13771)

                        (H) Amended and Restated Indenture dated as of July 23, 2001 and amended and restated as of September 25, 2001 between Seven Seas Petroleum Inc. and U.S. Trust Company of Texas, N.A. , incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (I) Amended Form of Master Warrant Agreement (including Form of Warrant Certificate) between Seven Seas Petroleum Inc. and U.S. Trust Company of Texas, N.A., as Warrant Agent, incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (J) Form of Subscription Certificate and instructions relating thereto, incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (K) Form of Subscription Certificate for Contingent Subscription Right and instructions relating thereto, incorporated by reference to Registration Statement on Form S-2 filed on August 17, 2001 (File No. 333-67874)

                        (L) Description of Capital Stock, incorporated by reference to current report on Form 8-K filed January 22, 2002

                   (5)            LEGAL OPINIONS

                        (A)* Opinion of Walkers as to legality of securities being registered

                (23)              CONSENT OF EXPERTS AND COUNSEL

                        (A)*      Consent of Arthur Andersen LLP

                        (B)*      Consent of Walkers

                        (C)*      Consent of Ryder Scott Company Petroleum
                                  Consultants

                (24)*             Power of Attorney (included on Signature Page)


*  Filed herewith.


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